EXHIBIT NO. 99.3


                              AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                             DEARBORN CENTER, L.L.C.



                           Dated as of October 8, 2003

                                TABLE OF CONTENTS




ARTICLE I       DEFINITIONS...................................................1
        Section 1.1   Certain Definitions.....................................1

ARTICLE II      formation.....................................................8
        Section 2.1   Formation of Company....................................8
        Section 2.2   Name of Company.........................................8
        Section 2.3   Purposes and Objectives.................................8
        Section 2.4   Term....................................................8
        Section 2.5   Principal place of Business.............................8

ARTICLE III     REPRESENTATIONS, WARRANTIES, AND ACKNOWLEDGMENTS..............9
        Section 3.1   Representations of the Members..........................9
        Section 3.2   Effect of this Agreement................................9
        Section 3.3   Litigation.............................................10

ARTICLE IV      CAPITAL CONTRIBUTIONS........................................10
        Section 4.1   Capital Account........................................10
        Section 4.2   Capital Contributions..................................10
        Section 4.3   Contributions of Invested Capital......................11
        Section 4.4   Return of Capital......................................12

ARTICLE V       ALLOCATIONS AND DISTRIBUTIONS................................12
        Section 5.1   Cash Distribution......................................12
        Section 5.2   Distributions of Distributable Cash....................13
        Section 5.3   Net Sale or Refinancing Proceeds.......................13
        Section 5.4   Allocations of Profit..................................14
        Section 5.5   Losses.................................................14

ARTICLE VI      ACCOUNTING, TAXATION, AND OTHER MATTERS......................15
        Section 6.1   Company Fiscal Year....................................15
        Section 6.2   Location of Records; Inspection........................15
        Section 6.3   Books of Account.......................................15
        Section 6.4   Reports................................................15
        Section 6.5   Taxation...............................................16
        Section 6.6   Tax Returns and Audits.................................18
        Section 6.7   Other Reports..........................................19
        Section 6.8   Bank Accounts; Investments.............................19
        Section 6.9   Insurance..............................................19
        Section 6.10  Record Retention.......................................20
        Section 6.11  The Company Accountant.................................20
        Section 6.12  Delegation of Responsibility...........................20

ARTICLE VII     MANAGEMENT OF THE COMPANY....................................20
        Section 7.1   Administrative Member..................................20
        Section 7.2   Duties of Administrative Member; Agents................21
        Section 7.3   Major Decisions........................................21
        Section 7.4   Non-Delegation.........................................23
        Section 7.5   Prime Assumed Obligations..............................23
        Section 7.6   REIT Compliance........................................23

ARTICLE VIII    OTHER BUSINESS...............................................25
        Section 8.1   Conflicts of Interest..................................25
        Section 8.2   German Interests.......................................25

ARTICLE IX      TRANSFERABILITY..............................................26
        Section 9.1   General................................................26
        Section 9.2   Notwithstanding the foregoing, no consent shall
                      be required if the Transferee is an Affiliate
                      of the Transferor......................................26
        Section 9.3   Permitted Transfers....................................26
        Section 9.4   Transferee Not Member in Absence of Consent............26

ARTICLE X       DISSOLUTION AND TERMINATION..................................27
        Section 10.1  Dissolution............................................27
        Section 10.2  Termination............................................27
        Section 10.3  Activities During Wind Up..............................27
        Section 10.4  Liquidation............................................27

ARTICLE XI      PURCHASE OPTIONS.............................................28
        Section 11.1  Prime Purchase Option..................................28
        Section 11.2  UST Purchase Option....................................29
        Section 11.3  General Conditions.....................................30
        Section 11.4  Enforcement............................................31
        Section 11.5  Continuation of Options................................31

ARTICLE XII     NO WAIVER....................................................31

ARTICLE XIII    NO RIGHT TO PARTITION........................................32

ARTICLE XIV     GENERAL......................................................32
        Section 14.1  Entirety of Agreement..................................32
        Section 14.2  Notices................................................32
        Section 14.3  Further Assurances.....................................33
        Section 14.4  Applicable Law and Choice of Forum.....................33
        Section 14.5  Counterparts...........................................33
        Section 14.6  Headings...............................................34
        Section 14.7  Waiver.................................................34
        Section 14.8  Public Announcements...................................34
        Section 14.9  Pronouns and Plurals...................................34
        Section 14.10 Force Majeure..........................................34
        Section 14.11 Section Numbers........................................34
        Section 14.12 Notice of Litigation...................................35
        Section 14.13 Severability...........................................35
        Section 14.14 No Drafting Presumption................................35
        Section 14.15 Third-Party Beneficiaries..............................35
        Section 14.16 Remedies...............................................35
        Section 14.17 Designation of Forum and Consent to Jurisdiction.......35
        Section 14.18 Waiver of Jury Trial...................................35
        Section 14.19 Binding Agreement......................................35
        Section 14.20 Exculpation............................................35
        Section 14.21 Performance/Holidays...................................36
        Section 14.22 Prime TIF Advance......................................36


EXHIBIT A      Loan Documents
EXHIBIT B      Annual Plans
EXHIBIT C      Restricted Services

                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT

        This Amended and Restated Limited Liability Company Agreement ("Agreement") is entered into as of the 8th day of October, 2003 (the "Effective Date"), between UST XI DEARBORN, LTD. ("UST"), a limited partnership organized under the laws of the State of Florida, and PRIME GROUP REALTY, L.P. ("Prime"), a limited partnership organized under the laws of the State of Delaware, both of which are sometimes referred to as the "Members" and individually as a "Member." In consideration of the mutual promises contained herein the Members agree as follows:

ARTICLE I

                                   DEFINITIONS

     Section 1.1 Certain Definitions. Without limitation of the applicability of other defined terms used herein, the following terms shall have the following meanings when used in this Agreement:

     1.1.1 "Act" means the Delaware Limited Liability Company Act.

     1.1.2 "Additional Capital Contributions" shall have the meaning set forth in Section 4.2.2.

     1.1.3 "Administrative Member" shall have the meaning set forth in Section 7.1.

     1.1.4 "Affiliate" means any Person directly or indirectly controlling, controlled by or under common control with another Person, with control in such context meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another, whether through the ownership of voting securities, by contract or otherwise.

     1.1.5 "Annual Plans" shall have the meaning set forth in Section 7.2(b).

     1.1.6 "Bank One" shall have the meaning set forth in Section 11.3.5.

     1.1.7 "Bank One Lease" shall have the meaning set forth in Section 11.3.5.

     1.1.8  "Bank One First  Offer  Rights"  shall have the meaning set forth in
Section 11.3.5.

     1.1.9 "Bank One Rights" shall have the meaning set forth in Section 11.3.5.

     1.1.10 "Capital Account" shall have the meaning set forth in Section 4.1.1.

     1.1.11 "Capital Contribution" means, with respect to any Member, the amount of money and the initial fair market value of any property (other than money), net of the amount of any debt to which such property is subject, contributed to the Company with respect to the Membership Interest in the Company held by such Member. The Capital Contributions of the Members on the date of this Agreement are detailed in Section 4.2.1 of this Agreement.

     1.1.12 "Capital Transaction" shall mean (a) any event or Company transaction (other than receipt of a Capital Contribution) not in the ordinary course of the Company's business, including (i) a sale or other disposition of all or substantially all of the Property, and (ii) any damage to or condemnation, destruction or loss of all or any portion of the Company's assets resulting in receipt by the Company of condemnation awards or insurance proceeds on the basis of actual or constructive total loss (other than business interruption insurance proceeds), in excess of the amounts, if any, of such awards or proceeds applied to the acquisition or reconstruction of Company assets; and (b) any financing or refinancing of all or substantially all of the Company's assets or of indebtedness of the Company.

     1.1.13 "City Agreement" means that certain Dearborn Center Redevelopment Agreement dated August 1, 2002 between the City of Chicago and the Company as amended, modified and supplemented as of the date hereof.

     1.1.14 "Code" means the Internal Revenue code of 1986, as amended, or any successor or replacement statute.

     1.1.15  "Company"  means  Dearborn  Center,   L.L.C.,  a  Delaware  limited
liability company.

     1.1.16  "Company  Accountant"  shall have the  meaning set forth in Section
6.11.

     1.1.17 "Company Accounts" shall have the meaning set forth in Section 6.8.

     1.1.18 "Contribution Agreement" means the Contribution Agreement dated as of August 4, 2003, as amended by that certain First Amendment to Contribution Agreement, dated as of August 18, 2003, as amended by that certain Second Amendment to Contribution Agreement, dated as of August 29, 2003, and as further amended by that certain Third Amendment to Contribution Agreement, dated as of October 8, 2003, between WELP and Prime, which has been assigned by WELP to UST.

     1.1.19 "Current Leases" shall mean, for purposes of determining the purchase price under the Prime Purchase Option or the UST Purchase Option, as applicable, all signed leases for space in the Property; provided, however, that Current Leases shall not include any lease for which a tenant has notified the Company in writing that such tenant is terminating the lease pursuant to a termination clause included in such lease.

     1.1.20 "Depreciation" means for each Company fiscal year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for Federal income tax purposes with respect to an asset for such year or other period, except that if an asset of the Company is reflected on the books of the Company at a book value that differs from the adjusted tax basis of such asset pursuant to Section 1.704-1(b) (2) (iv) (d) or 1.704-1(b)
(2) (iv) (f) of the Regulations, depreciation, amortization, or other cost recovery deductions shall be computed for book purposes with respect to such asset pursuant to Section 1.704-1(b)(2)(iv)(g) of the Regulations.

     1.1.21  "Distributable  Cash"  shall have the  meaning set forth in Section
5.1.

     1.1.22 "Distribution Date" means each date on which a distribution of Distributable Cash is to be made pursuant to Section 5.1.

     1.1.23 "Effective Date" means, October 8, 2003, which is the date the closing occurs pursuant to Section 12.1 of the Contribution Agreement.

     1.1.24 "Initial Invested Capital" means the Invested Capital of the Members on the date of this Agreement. The Initial Invested Capital of the Members on the date of this Agreement is set forth in Section 4.3(a) of this Agreement.

     1.1.25 "Invested Capital" means and includes the UST Invested Capital or the Prime Invested Capital, as applicable.

     1.1.26 "Invested Capital Threshold" shall mean the amount that must be received by UST to return to UST the UST Invested Capital plus a return on the UST Invested Capital in effect from time to time of 12.5% compounded annually, after taking into account all prior distributions made to UST, if any, under Sections 5.2 and 5.3 of this Agreement.

     1.1.27 "Leasing Condition" shall have the meaning set forth in Section 4.3(b).

     1.1.28 "Loan" and "Loans" means, as applicable, and as existing from time to time during the term of this Agreement, any indebtedness for borrowed money secured by the Property (or the Membership Interests) and approved in writing by UST and Prime including, without limitation, the loan contemplated by the Loan Documents.

     1.1.29 "Loan Documents" means the loan documents set forth in Exhibit A and the Loan contemplated thereby. As Loans are entered into, paid off, refinanced, or otherwise terminated, Exhibit A shall be amended by the Members so that it continues to reflect a current list of all Loans.

     1.1.30 "Major Decision" and "Major Decisions" shall have the meanings set forth in Section 7.3.

     1.1.31 "Member" means each party executing this Agreement and their successors and assigns who are admitted pursuant to the terms of this Agreement.

     1.1.32 "Membership Interests" means all rights and interests of the Members of the Company including, without limitation, the right to participate in the management of the Company to the extent expressly provided in this Agreement. Immediately after the distribution described in Section 5.1 of this Agreement and the contribution of the Prime Contributed Assets, the respective Membership Interests of the Members shall be:

------------------------------------------------- ------------------------------
                      UST                                              70%
------------------------------------------------- ------------------------------
------------------------------------------------- ------------------------------
                     Prime                                             30%
------------------------------------------------- ------------------------------

     1.1.33 "Net Sale or Refinancing Proceeds" shall mean the net proceeds remaining from any Capital Transaction after providing for the payment of all costs and expenses related thereto, the payment for any capital expenditures or expenses for which such proceeds are to be used, the satisfaction of any debt, the funding of any required escrows and reserves, and the setting aside of any reserves for creditors as determined jointly by UST and Prime.

     1.1.34  "Operating  Capital"  shall have the  meaning  set forth in Section
4.2.1.

     1.1.35 "Person" means an individual, corporation, limited liability company, general partnership, limited partnership, voluntary association, joint stock company, business trust, joint venture, proprietorship, or other legal entity, however constituted.

     1.1.36  "Prime  Assumed  Obligations"  shall have the  meaning set forth in
Section 7.5.

     1.1.37 "Prime Capital Transaction Priority Return" means, for the Company fiscal year in which a Capital Transaction described in Section 5.3 occurs, a ten percent (10%) preferred simple return (i.e., not compounded or cumulative) on the Prime Invested Capital for such fiscal year, prorated for partial fiscal years.

     1.1.38 "Prime Combined Priority Return" means the sum of the Prime Capital Transaction Priority Return and the Prime Priority Return.

     1.1.39 "Prime Dearborn" means Prime Dearborn, L.L.C., a Delaware limited liability company.

     1.1.40 "Prime Contributed Assets" means all assets (including, without limitation, cash contributions) contributed or deemed contributed by Prime to the Company pursuant to the Contribution Agreement including, without limitation, the Property.

     1.1.41 "Prime Invested Capital" means the total amount of Prime's Initial Invested Capital and Required Additional Invested Capital (at the time the relevant distribution or determination is made), less any prior distributions of the net proceeds of Capital Transactions made to Prime at the time such distribution or determination is made by the Company, but not reduced by the distributions to Prime contemplated by the first sentence of Section 5.1 below.

     1.1.42 "Prime Option Period" shall have the meaning set forth in Section 11.1.1.

     1.1.43 "Prime Purchase Option" shall have the meaning set forth in Section 11.1.

     1.1.44 "Prime Priority Return" means an annual, simple (i.e., not compounded or cumulative), ten percent (10%) preferred return on the Prime Invested Capital determined at the time the relevant distribution is made, prorated for partial fiscal years.

     1.1.45 "Proceeds Advance" means a payment by UST or the Company, as the case may be, of any portion of the Proceeds (as defined in the Bank One Lease) due and payable by Prime to Bank One in connection with the Bank One Rights.
Neither UST nor the Company shall have the right to make a Proceeds Advance unless and until Prime fails to pay the Proceeds (or applicable portion thereof) to Bank One in accordance with the terms and conditions of the Bank One Lease.

     1.1.46 "Profits" and "Losses" and reference to any item of income, gain, loss or deduction thereof mean, for each Company fiscal year, an amount equal to the Company's taxable income or loss for such Company fiscal year, determined in accordance with Code Section 703(a) (but including in taxable income or loss, for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 702(a)), with the following adjustments:

i. any income of the Company exempt from Federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

ii. any expenditures of the Company described in Code Section 705(a)(2)(B) (or treated as expenditures described in Code
                      Section 705(a)(2)(B) pursuant to Regulations Section 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss;

iii. in the event the gross fair market value of any Company asset is adjusted in accordance with the Regulations, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

iv. gain or loss resulting from any disposition of any asset of the Company with respect to which gain or loss is recognized for Federal income tax purposes shall be computed by reference to the gross fair market value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its gross fair market value;

v. in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Company fiscal year or other period;

vi. to the extent an adjustment to the adjusted tax basis of any Property is required pursuant to Regulations Section
                      1. 704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts, the amount of such adjustment shall be treated either as an item of gain (if the adjustment increases the basis of the asset) or an item of loss (if the adjustment decreases the basis of the asset) in respect of such asset and shall be taken into account for purposes of computing Profits and Losses; and

vii. notwithstanding any other provision of this definition of "Profits" and "Losses," any items which are specially allocated pursuant to Section 6.5 hereof shall not be taken into account.

     1.1.47 "Pro Forma Net Operating Income" means, for the period in question, the amount by which Projected Gross Receipts exceed Projected Operating Expenses.

     1.1.48 "Projected Gross Receipts" means, for the period in question, an amount equal to the total gross cash revenues projected for the Company for such period, including (a) the total amount payable by all tenants, licensees, concessionaires and others occupying any portion of the Property including, but not limited to, all rents, pro rata shares of taxes, common area charges and other additional rental charges under Current Leases, less an allowance for uncollectibles of 1.5% of the annual rent under all Current Leases with tenants that do not have an investment grade credit rating; and (b) parking fees, service income, income under the City Agreement, utility and telephone service fees. With respect to the rents projected to be received under Current Leases,
(i) all rent allowances and concessions payable to tenants shall be counted as paid, and (ii) the projected rent payable under any Current Lease for any partial year shall be annualized.

     1.1.49 "Projected Operating Expenses" means, for the period in question, an amount equal to the sum of all cash operating expenses projected to be expended by the Company for such period including, without limitation, for (a) utilities,
(b) maintenance and repairs, (c) administrative costs (excluding the UST Administrative Fee and administrative costs not associated with the operation of the Property, such as Company accounting and tax preparation fees), (d) management fees, (e) cleaning, (f) security, (g) insurance and (h) real estate taxes, personal property taxes and sales taxes. Project Expenses shall be calculated without any deductions for debt service (including interest), depreciation, amortization or other non-cash expenses and any capitalized expenditure (as determined in accordance with generally accepted accounting principles).

     1.1.50 "Property" means the thirty-seven story office building located at 131 South Dearborn Street in Chicago, Illinois and containing approximately 1,536,751 rentable square feet of space, consisting of approximately 1,441,402 rentable square feet of office space, 95,349 rentable square feet of retail space and approximately 190 parking spaces located in an underground parking garage. In addition, there is approximately 24,218 square feet of lower level storage space.

     1.1.51 "Property Management and Leasing Agreement" means the agreement in the form attached as Exhibit II to the Contribution Agreement.

     1.1.52 "Property Manager" means Prime Group Realty Services, Inc., a Maryland corporation.

     1.1.53 "Protected REIT" means Prime Group Realty Trust, a Maryland real estate investment trust.

     1.1.54 "Regulations" mean the temporary and final income tax regulations promulgated under the Code from time to time.

     1.1.55 "REIT" means a real estate investment trust.

     1.1.56 "Required Additional Invested Capital" means (a) with respect to UST, the $9,800,000 WELP Earnout (as defined in the Contribution Agreement), which UST shall be required to contribute to the Company as an additional contribution of Invested Capital upon satisfaction of the Leasing Condition; and
(b) with respect to Prime, the $4,200,000 PGRLP Earnout (as defined in the Contribution Agreement), which shall be treated as an additional contribution of Invested Capital by Prime to the Company upon satisfaction of the Leasing Condition.

     1.1.57 "Sharing Capital Ratios" means the percentages in which Members participate in, and bear, certain Company items. The Sharing Capital Ratios of the Members are as follows:

------------------------------------------------- ------------------------------
                      UST                                              50%
------------------------------------------------- ------------------------------
------------------------------------------------- ------------------------------
                     Prime                                             50%
------------------------------------------------- ------------------------------

     1.1.58 "Syndication" shall have the meaning set forth in Section 8.2.

     1.1.59 "Transferee" shall have the meaning set forth in Section 9.1.

     1.1.60 "Transferor" shall have the meaning set forth in Section 9.1.

     1.1.61 "Uniform Commercial Code" shall mean the Uniform Commercial Code of the State of Delaware, as the same may be amended from time to time.

     1.1.62 "UST Administrative Fee" means the monthly $50,000 fee payable to UST by the Company for the performance of its services as Administrative Member. The UST Administrative Fee will have priority over distributions to be made to the Members under this Agreement and shall be paid on a pari passu basis with management fees and leasing commissions due to the Property Manager under the Property Management and Leasing Agreement, but shall not have priority over any other payments and reimbursements due under the Property Management and Leasing Agreement including, without limitation, leasing commissions payable to cooperating brokers. Notwithstanding the foregoing, during the period that the Property Manager's "Management Fees" (as defined in the Property Management and Leasing Agreement) are subordinated to the UST Priority Return, the foregoing provision providing for the UST Administrative Fee to be paid on a pari passu basis with the Management Fees due to the Property Manager shall not apply to the extent that any of the Management Fees are delayed or not paid solely because of such subordination.

     1.1.63 "UST Capital Transaction Priority Return" means, for the Company fiscal year in which a Capital Transaction described in Section 5.3 occurs, a ten percent (10%) preferred simple return (i.e., not compounded or cumulative) on the UST Invested Capital for such fiscal year, prorated for partial fiscal years.

     1.1.64 "UST Combined Priority Return" means the sum of the UST Capital Transaction Priority Return and the UST Priority Return.

     1.1.65 "UST Contributed Assets" means the cash contributed by UST to the Company pursuant to the Contribution Agreement.

     1.1.66 "UST Invested Capital" means the aggregate amount of UST's Initial Invested Capital and UST's Required Additional Invested Capital (at the time the relevant distribution or determination is made), less any prior distributions of the proceeds of Capital Transactions made to UST at the time of such distribution or determination is made by the Company.

     1.1.67 "UST Priority Return" means an annual, simple (i.e., not compounded or cumulative), ten percent (10%) preferred return on the UST Invested Capital determined at the time the relevant distribution is made, prorated for partial fiscal years.

     1.1.68 "UST Option Period" shall have the meaning set forth in Section 11.2.1.

     1.1.69 "UST Purchase Option" shall have the meaning set forth in Section 11.2.

     1.1.70 "WELP" means WELP Chicago, L.C., a Florida limited liability company.

                                   ARTICLE II

                                    FORMATION

     Section  2.1  Formation  of  Company.  The  Company was formed as a limited liability company pursuant to the Act, effective September 27, 2000. In connection with the transactions contemplated by the Contribution Agreement, Prime Dearborn has distributed all of its Membership Interests in the Company to Prime and confirmed Prime as a Member of the Company and withdrawn as a Member of the Company. Prime, as the sole Member of the Company as a result of the distribution by Prime Dearborn, now desires to admit UST as a Member and to confirm, amend and restate the Agreement in its entirety. The rights, privileges, liabilities and obligations of the Members shall be as provided in the Act, except as herein expressly stated to the contrary in this Agreement.

     Section 2.2 Name of Company. The name of the Company shall be Dearborn Center, L.L.C. In the future, the Administrative Member shall execute such further documents (including amendments to the articles of organization) and take such further action as shall be appropriate or necessary to comply with the requirements of law for the formation and operation of a limited liability company in all states and counties where the Company elects to carry on its business.

     Section 2.3 Purposes and Objectives. The purposes of the Company shall be to engage primarily in the ownership, leasing and operation of the Property in accordance with the terms and provisions of this Agreement and to engage in such other activities as may be related, incident or ancillary thereto.

     Section 2.4 Term. The Company shall commence as of the date hereof and continue in existence in perpetuity, or until terminated in accordance with the terms of this Agreement.

     Section 2.5 Principal place of Business. The principal place of business of the Company shall be at the office of the Administrative Member at 5211 International Drive, Orlando, Florida 32819 or such other location where the Administrative Member's principal office shall be located from time to time. The Administrative Member shall give reasonable prior written notice of any change in such principal place of business to the Members. The name and address of the registered agent in Delaware is Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name and address of the registered agent of the Company in Illinois is Prime Group Realty, L.P. c/o Prime Group Realty Trust, 77 West Wacker Drive, Suite 3900, Chicago, Illinois 60601, Attention: General Counsel. Prime shall promptly send a copy of any notice received by Prime in its capacity as registered agent of the Company in Illinois to the other Members of the Company.

                                  ARTICLE III

                REPRESENTATIONS, WARRANTIES, AND ACKNOWLEDGMENTS

     Section 3.1 Representations of the Members. Each Member represents and warrants to the other:

     3.1.1 Due Organization. Such Member is duly organized, validly existing and in good standing under the laws of the state of its organization and has the requisite power and authority (a) to carry on its business as presently conducted and to own or hold under lease its properties, where the failure to have such power and authority would have a material adverse effect on its ability to perform its obligations under this Agreement, and (b) to enter into and perform its obligations under this Agreement.

     3.1.2 Authorization. The execution, delivery and performance by such Member of this Agreement have been duly authorized by all necessary action on the part of such Member. This Agreement has been duly authorized, executed and delivered by such Member and is a legal, valid and binding obligation of such Member, enforceable against such Member in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, moratorium or similar laws affecting creditors' or lessors' rights generally and except as the application of general equitable principles may limit the availability of certain remedies.

     Section 3.2 Effect of this Agreement. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby nor compliance by such Member with any of the provisions hereof, will: (a) conflict with or result in a breach of any provision of the constituent documents of such Member; (b) require the approval or consent of, or filing or registration with, any foreign, Federal, state, local or other governmental or regulatory body or the approval or consent of any other Person the failure of which to make or obtain would have a material adverse effect on the ability of such Member to perform its obligations under this Agreement; (c) violate any provision of any law or regulation or violate, breach or, with the giving of notice or passage of time, constitute an event of default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which such Member is a party, or by which it may be bound, which violation, breach or default (or right of termination, cancellation or acceleration) would have a material adverse effect on the ability of such Member to perform its obligations under this Agreement and the transactions contemplated hereby except, in the case of clause (c), as to which requisite waivers or consents have been obtained.

     Section 3.3 Litigation. There is no action, suit or proceeding pending or, to the knowledge of such Member, threatened against such Member or any of its Affiliates which, if adversely determined could, individually or in the aggregate, reasonably be expected to materially and adversely affect such Member's authority to enter into this Agreement or the enforceability of this Agreement with respect to such Member.

                                   ARTICLE IV

                              CAPITAL CONTRIBUTIONS

     Section 4.1 Capital Account.

     4.1.1 Establishment of Capital Accounts. A capital account (the "Capital Account") shall be established and maintained for each Member. The Capital Account of each Member shall be (a) credited with any income of the Company allocated to such Member pursuant to the terms of this Agreement and the amount of cash and net fair market value (as set forth in Section 4.2 for the Capital Contributions and as mutually agreed by Prime and UST in writing for any subsequent Capital Contributions) of any property contributed by such Member under this Agreement; (b) debited with the amount of cash and the net fair market value (as reasonably determined by Prime and UST in writing) of any property distributed to such Member by the Company (including without limitation the distributions to Prime described in Section 5.1 hereto) and with any deductions, losses and expenditures of the Company allocated to such Member pursuant to the terms of this Agreement, and (c) otherwise kept in conformance with Regulations Sections 1.704-1(b) and 1.704-2.

     Section 4.2 Capital Contributions. The Members shall make the following Capital Contributions to the Company:

     4.2.1 Members' Capital Contributions.

     (a) Prime has contributed to the Company on the date hereof (i) all of its right, title and interest in and to the Prime Contributed Assets, and (ii)
$600,000 in cash to the capital of the Company, representing Prime's share of the $2,000,000 capital contribution required by Section 8.3 of the Contribution Agreement and further described in Section 4.2.1(c) below. Prime has been credited with a total Capital Contribution equal to $49,800,000, as such amount may be adjusted in accordance with the Contribution Agreement and this Agreement, such amount representing the net fair market value of the Prime Contributed Assets including, without limitation, the PGRLP Earnout, after the distribution to Prime contemplated by the first sentence of Section 5.1 of this Agreement.

     (b) UST has contributed to the Company on the date hereof (i) the UST Contributed Assets, and (ii) $1,400,000 in cash to the capital of the Company, representing UST's share of the $2,000,000 capital contribution required under
Section 8.3 of the Contribution Agreement and further described in Section 4.2.1(c) below. UST has been credited with a total Capital Contribution equal to $116,200,000, as such amount may be adjusted in accordance with the Contribution Agreement and this Agreement, such amount representing the $1,400,000 cash contribution plus the amount of the UST Contributed Assets as of the date of this Agreement which shall include, for this purpose, UST's obligation to make the contribution of Required Additional Invested Capital pursuant to Section 4.3(b) below. This Capital Contribution is being made in accordance with the terms and provisions of the Contribution Agreement.

     (c) In connection with the transactions contemplated by the Contribution Agreement and the execution and delivery of the Loan Documents, UST and Prime each have contributed their respective shares (70% for UST and 30% for Prime) of a $2,000,000 capital contribution to the Company required by Section 8.3 of the Contribution Agreement to pay for closing costs and adjustments payable in connection with the Loan Documents and the establishment of a reserve for operating capital of the Company (the "Operating Capital"), and such cash contributions shall constitute Capital Contributions under this Agreement. The Members agree that the Operating Capital will not be considered as Distributable Cash under this Agreement and will be disbursed to the Members, if at all, only in connection with a Capital Transaction.

     4.2.2 Other Contributions. If additional capital is required by the Company as determined by the unanimous vote of Members, the Members shall make such additional capital contributions (the "Additional Capital Contribution") in the following proportions: 70% by UST and 30% by Prime.

     Section 4.3 Contributions of Invested Capital. Prime and UST shall be required to make or be deemed to have made the following contributions of Invested Capital:

     (a) On the date of this Agreement, (i) UST shall be credited with an initial contribution of Invested Capital in the amount of $106,400,000 representing ESA's initial cash contributions to the Company including the contribution required by Section 8.3 of the Contribution Agreement, and (ii) Prime shall be credited with an initial contribution of Invested Capital in the amount of $45,600,000, representing a portion of net fair market value of the Prime Contributed Assets after the distribution to Prime contemplated by the first sentence of Section 5.1 of this Agreement and the capital contribution required by Section 8.3 of the Contribution Agreement.

     (b) On or before the later of five (5) business days after the satisfaction of the leasing conditions contained in Section 1.17 of the Contribution
Agreement (the "Leasing Condition") and thirty (30) days notice to UST, UST shall contribute cash to the Company in the amount of the UST Required Additional Invested Capital, the UST Required Additional Invested Capital Contribution shall be immediately distributed to Prime without any reduction in Prime's Invested Capital and UST shall be credited with an additional contribution to Invested Capital equal to $9,800,000.

     (c) Upon satisfaction of the Leasing Condition, Prime, in recognition of the contributions of the Prime Contributed Assets and the satisfaction of the Leasing Condition will be credited with an additional contribution to Invested Capital of $4,200,000, such amount representing the net fair market value of the contributions of the Prime Contributed Assets associated with the satisfaction of the Leasing Condition.

     (d) If the Leasing Condition is satisfied and UST fails to contribute its Required Additional Invested Capital, then (i) UST's Capital Account shall be reduced by $9,800,000 until UST makes or is deemed to have made the contribution of Required Additional Invested Capital, (ii) the UST Administrative Fee shall be paid to Prime until such time as the full amount of the Required Additional Invested Capital (inclusive of such payments) is contributed or deemed contributed by UST, and/or (iii) Prime may seek to enforce its rights under the Earnout Guarantee (as defined in the Contribution Agreement). If Prime exercises its rights under the Earnout Guarantee and Estein & Associates, Ltd. pays to Prime the UST Required Additional Invested Capital, then UST shall be credited with an additional contribution to its Invested Capital in the amount of $9,800,000 at the time of such payment.

     Section 4.4 Return of Capital. Except as expressly provided in this Agreement, no Member shall have any personal liability for the repayment of the Capital Contributions of any Member. No Member shall be entitled to the withdrawal or return of its Capital Contributions except to the extent, if any, that distributions made pursuant to this Agreement or upon the winding up of the Company may be considered as such by operation of law, and then only to the extent provided for in this Agreement. Except as set forth in Article V, no Member shall have priority over any other Member either as to the return of capital or as to profits, losses or distributions or be entitled to receive any interest on its Capital Contributions or to receive or demand any property from the Company other than cash.

                                   ARTICLE V

                          ALLOCATIONS AND DISTRIBUTIONS

     Section 5.1 Cash Distribution. The Company has distributed $105,000,000 to Prime or its assignee pursuant to this Agreement and the Company will distribute an amount equal to the UST Required Additional Invested Capital to Prime pursuant to this Agreement without reduction in Prime's Invested Capital. All subsequent distributions shall be made from cash of the Company remaining after repayment of all amounts then due and payable pursuant to the Loan Documents and other expenses, liabilities of the Company then due and payable including, without limitation, amounts payable under the Property Management and Leasing Agreement and the UST Administrative Fee, and after establishment of such reserves as the Administrative Member may reasonably determine for specific anticipated purposes (the "Distributable Cash"). In addition to amounts excluded from Distributable Cash by the Company pursuant to the preceding sentence, Distributable Cash shall exclude security and other deposits under leases, advance payments of rent not due and payable for the period in question, amounts payable by tenants under leases but payable by the Company to third parties including, without limitation tax and operating expense reimbursements, management fees (subject, however, to the subordination provisions contained in Section 8(c) of the Management and Leasing Agreement), the UST Administrative Fee, amounts necessary to fund debt service in the Loan for the period in question and capital expenditures contemplated by the Annual Capital Plan for the applicable fiscal year. During the existence of the Company, no Member shall be entitled to receive as distributions from the Company any asset of the Company other than cash.

     Section 5.2 Distributions of Distributable Cash. The Administrative Member shall distribute or cause to be distributed all Distributable Cash as of each Distribution Date as follows:

     5.2.1 first, on a monthly basis, to UST until the distributions to UST for the current Company fiscal year pursuant to this Section 5.2.1 equals the UST Priority Return for such fiscal year;

     5.2.2 next, to Prime until the distributions to Prime for the current Company fiscal year pursuant to this Section 5.2.2 equals the Prime Priority Return for such fiscal year (this distribution also will be made monthly if the Administrative Member reasonably determines that there will be sufficient funds available for the balance of such fiscal year so that Prime will be entitled to the portion of the Prime Priority Return then being distributed); and

     5.2.3 next, the balance, if any, shall be distributed to the Members after the financial statements for such fiscal year have been audited, pro rata, in accordance with their Sharing Capital Ratios.

     Section 5.3 Net Sale or Refinancing Proceeds. Except as otherwise provided herein or upon dissolution and termination of the Company under Article X, the Administrative Member shall cause the Company to distribute all Net Sale or Refinancing Proceeds not later than five (5) business days after the closing date of the Capital Transaction(s) giving rise to such proceeds to the Members in the following order and priority:

     5.3.1 First, to UST until the distributions to UST under this Section 5.3.1 for the Company fiscal year in which the Capital Transaction occurs equals the UST Capital Transaction Priority Return for such fiscal year;

     5.3.2 next, to UST until the UST Invested Capital as of the date of the Capital Transaction has been reduced to zero;

     5.3.3 next,  to Prime until the  distributions  to Prime under this Section
5.3.3 for the Company fiscal year in which the Capital Transaction occurs equals the Prime Capital Transaction Priority Return for such fiscal year;

     5.3.4 next, to Prime until the Prime Invested Capital as of the date of the Capital Transaction has been reduced to zero;

     5.3.5 next, the balance, if any shall be distributed to the Members, pro rata in accordance with their Sharing Capital Ratios; and

     5.3.6  Notwithstanding  anything to the contrary  contained in this Section
5.3:

     (a) if UST fails to contribute all or any portion of the UST Required Additional Invested Capital, then all amounts to be distributed to UST under this Section 5.3 shall be deemed distributed to UST, but shall be paid to Prime until such time as Prime has received the full $9,800,000 distribution required by Section 4.3(b) of this Agreement from any source contemplated by Section 4.3(b) and (d) of this Agreement, and UST shall receive a credit to its Capital Account and a credit to its Invested Capital with respect to all amounts paid to Prime from any such source (up to $9,800,000);

     (b) if UST makes a Proceeds Advance, then all amounts to be distributed to Prime under this Section 5.3 shall be deemed distributed to Prime under this
Section 5.3, but shall be paid to UST until such time as UST has received the full amount of the Proceeds Advance; and

     (c) if the Company makes a Proceeds Advance, then all amounts to be distributed to Prime under this Section shall be deemed distributed to Prime under this Section 5.3 before any other distribution to Prime, but shall be retained by the Company and then will be redistributed by the Company in accordance with this Section 5.3.

     Section 5.4 Allocations of Profit. Except as otherwise provided herein, Profits of the Company shall be allocated for Federal income tax purposes in the following order of priority:

     5.4.1 First, to the Members in proportion to the cumulative Losses previously allocated to each Member pursuant to Section 5.5.4 until the cumulative Profit allocated pursuant to this Section 5.4.1 equals the cumulative Losses allocated to such Members under Section 5.5.4 for all prior Company fiscal years;

     5.4.2 Second, to UST and Prime in proportion to the UST Combined Priority Return and Prime Combined Priority Return, as applicable, until the cumulative Profit allocated to each pursuant to this Section 5.4.2 for all Company fiscal years is equal to the UST Combined Priority Return and Prime Combined Priority Return, respectively, for all Company fiscal years;

     5.4.3 Third,  to UST, until the Profit  allocated  pursuant to this Section
5.4.3 equals the cumulative Losses allocated to UST pursuant to Section 5.5.3 for all Company fiscal years; provided, however, any Losses allocated pursuant to this Section 5.4.3 for any fiscal year shall not exceed the UST Invested Capital at the end of such fiscal year;

     5.4.4 Fourth, to Prime, until the Profit allocated pursuant to this Section
5.4.4 equals the cumulative Losses allocated to Prime pursuant to Section 5.5.2 for all Company fiscal years; provided, however, any Losses allocated pursuant to this Section 5.4.4 for any fiscal year shall not exceed the Prime Invested Capital at the end of such fiscal year; and

     5.4.5 The balance to each Member, pro rata, in accordance with such Member's Sharing Capital Ratio.

     Section 5.5 Losses. Except as otherwise provided herein, Losses of the Company shall be allocated for Federal income tax purposes in the following order:

     5.5.1 First, to each Member in accordance with such Member's Sharing Capital Ratio until the cumulative Losses allocated to such Member pursuant to this Section 5.5.1 for all Company fiscal years equals the cumulative Profits allocated to such Member pursuant to Section 5.4.5 for all Company fiscal years;

     5.5.2 Second, to Prime, until the Prime Invested Capital is reduced to zero;

     5.5.3 Third, to UST, until the UST Invested Capital is reduced to zero; and

     5.5.4 The balance to each Member, pro rata, in accordance with such Member's Sharing Capital Ratio.

                                   ARTICLE VI

                     ACCOUNTING, TAXATION, AND OTHER MATTERS

     Section 6.1 Company Fiscal Year. The fiscal year of the Company shall be the calendar year.


     Section 6.2 Location of Records; Inspection. The books, records and accounts for the Company shall be kept and maintained at such location as the Administrative Member shall determine. Each Member, at its own expense and upon reasonable notice, shall have the right and power to examine and inspect, or cause to be examined and inspected, at any and all reasonable times, the books, records and accounts of the Company and any tax returns prepared for the Company prior to the filing thereof.

     Section 6.3 Books of Account. The books of account for the Company shall be maintained by the Administrative Member on an accrual basis in accordance with generally acceptable accounting principles.

     Section 6.4 Reports. As soon as practicable following the end of each Company fiscal year and in any event within the time specified below, the Administrative Member shall cause to be prepared on an accrual basis and delivered to each Member:

     6.4.1 As soon as  practical  but in no event later than one hundred  twenty
(120) days following the end of such Company fiscal year a report containing audited financial statements of the Company including a balance sheet, income statement and Statement of Member's Equity prepared in accordance with generally accepted accounting principles, which shall include a statement of each Member's Capital Account and each Member's Invested Capital Account. The costs of such reports shall be paid by the Company.

     6.4.2 As soon as  practical  but in no event later than one hundred  twenty
(120) days following the end of such Company fiscal year (or such later time as the Administrative Member shall permit), a report containing information regarding changes to the Capital Account of each Member during such Company fiscal year, including (a) the amount of Capital Contributions credited to each Member's Capital Account during such Company fiscal year, (b) any distributions received by a Member during such Company fiscal year under this Agreement, and
(c) any items, such as Profits or Losses from the Company's activities, allocated to each Member's Capital Account during such Company fiscal year. The foregoing information may be delivered to the Members in the form of a Form 1065, Schedule K-1 and any attachments thereto.

     6.4.3 The Administrative Member also shall cause to be prepared and delivered to Prime such monthly, quarterly and annual reports and returns for the Company, which shall include such information as may be reasonably necessary for any of the Members to prepare and file on a timely basis any monthly, quarterly or annual reports or returns required to be filed by the applicable Member with the Securities and Exchange Commission, the Internal Revenue Service or other governmental bodies and such other reports and information as either Member shall reasonably request or as are required by the Property Management and Leasing Agreement. In the case of Prime, such reports shall include all information reasonably required by Prime to enable the Protected REIT to determine that it has satisfied all applicable requirements relating to REITs generally or the Protected REIT specifically. Further details regarding the reports and information to be provided shall be contained in the Property Management and Leasing Agreement. If the Property Management and Leasing Agreement is terminated, any replacement agreement will contain the reporting requirements included in the Property Management and Leasing Agreement. Notwithstanding the foregoing, so long as an Affiliate of Prime is the Property Manager and is performing reporting and accounting services pursuant to the Property Management and Leasing Agreement, the Administrative Member shall not be deemed liable for failing to deliver such reports and returns in a timely fashion if the delay in delivering the applicable report or return is due to a delay caused by the Property Manager.

     Section 6.5 Taxation.

     6.5.1 The Company shall be a partnership for Federal, state and local income and other tax purposes. The Members agree to cooperate in the taking of all actions, including the amendment of this Agreement and the execution of other documents, if required, to qualify for and receive such tax treatment.

     6.5.2 The Members agree and intend that the payments to Prime or its assignee described in the first sentence of Section 5.1 are a reimbursement by the Company of preformation expenditures of Prime and shall be treated as a distribution to Prime for income tax purposes as provided in Treasury Regulation
Section 1.707-4(d).

     6.5.3 Notwithstanding the provisions of Section 5.3:

     (a) If there is a net decrease in "partnership minimum gain" (within the meaning of Regulations Section 1.704-2(d)) for a Company fiscal year (except as a result of conversion or refinancing of indebtedness of the Company, certain capital contributions or revaluation of the Company's property as further outlined in Regulations Sections 1.704-2(d)(4), (f)(2) or (f)(3)), then, there shall be allocated to each member items of income and gain for that year (and, if necessary, for succeeding years) equal to that Member's share of the net decrease in minimum gain (within the meaning of Regulations Section 1.704-2(g)(2)). The foregoing is intended to be a "minimum gain chargeback" provision as described in Regulations Section 1.704-2(f) and shall be interpreted and applied in all respects in accordance with that Regulations Section.

     (b) If there is a net decrease in partner nonrecourse debt minimum gain (as determined in accordance with Regulations Section 1.704-2(i)(3) for a Company fiscal year (other than due to the conversion, refinancing or other change in the debt instrument causing it to become partially or wholly nonrecourse, certain capital contributions, or certain revaluations of property of the Company as further outlined in Regulations Section 1.704-2(i))4)), then, in addition to the amounts, if any, allocated pursuant to the preceding paragraph, any Member with a share of that partner nonrecourse debt minimum gain (determined in accordance with Regulations Section 1.704-2(i)(5)) as of the beginning of the Company fiscal year shall be allocated items of income and gain for that year (and, if necessary, for succeeding years) equal to that, Member's share of the net decrease in such partner nonrecourse minimum gain. The foregoing is intended to be a "chargeback of partner nonrecourse debt minimum gain" as required by Regulations Section 1.704-2(i)(4) and shall be interpreted and applied in all respects in accordance with such Regulations Section.

     (c) If during any Company fiscal year of the Company a Member unexpectedly receives an adjustment, allocation or distribution described in Regulations
Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6), which causes or increases a deficit balance in the Member's Capital Account in excess of that which the Member is obligated to restore or deemed obligated to restore pursuant to the penultimate sentence of Regulation Sections 1.704-2(g) and 1.704-2(i), there shall be allocated to such Member items of income and gain (consisting of a pro rata portion of each item of Company income, including gross income, and gain for such year) in an amount and manner sufficient to eliminate such deficit balance as quickly as possible. The foregoing is intended to be a "qualified income offset" provision as described in Regulations Section 1.704-1(b)(2)(ii)(d), and shall be interpreted and applied in all respects in accordance with such Regulations Section.

     (d) If the allocation of any item of loss or deduction for any Company fiscal year would cause or increase a deficit balance in the Capital Account of any Member as of the end of such Company fiscal year in excess of that which the Member is obligated to restore or deemed obligated to restore pursuant to the penultimate sentence of Regulation Sections 1.704-2(g) and 1.704-2(i), then, to the extent the allocation of such item of loss or deduction would have such effect, it shall instead be allocated (a) first, to the other Member to the extent that such allocation reduces such other Member's Capital Account to zero, and (b) thereafter, in accordance with Section 5.5.4. For purposes of this paragraph (d), a Member's Capital Account shall not be reduced for items listed in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) for purposes of determining whether the allocation of any item of loss or deduction for a Company fiscal year would cause or increase a deficit balance in the Capital Account of any Member as of the end of such Company fiscal year, and (ii) the amount of items of loss or deduction that can be specially allocated pursuant to this paragraph (d) to the other Member without reducing such other Member's Capital Account below zero.

     (e) Notwithstanding anything to the contrary in this Section 6.5.3, any item of deduction, loss, or Code Section 705(a)(2)(B) expenditure that is attributable to "partner nonrecourse debt" shall be allocated in accordance with the manner in which the Members bear the economic risk of loss for such debt (determined in accordance with Regulations Section 1.704-2(i)).

     (f) Beginning in the first fiscal year in which there are allocations of "nonrecourse deductions" (as described in Section 1.704-2(b) of the Regulations) and throughout the full term of the Company such deductions shall be allocated to the Members as part of the Profit or Losses allocated for such period.

     (g) All recapture of income tax deductions resulting from the sale or disposition of Company property shall be allocated to the Member or Members to whom the deduction that gave rise to such recapture was allocated hereunder to the extent that such Member is allocated any gain from the sale or other disposition of such property.

     (h) Any credit or charge to the Capital Account of a Member pursuant to paragraphs (a), (b), (c), (d), (e) or (f) of this Section 6.5.3 shall be taken into account by computing subsequent allocations of Profits and Losses, so that the net amount of any items charged or credited to Capital Accounts pursuant to Sections 5.4 and 5.5 and pursuant to paragraphs (a), (b), (c), (d), (e) and (f) of this Section 6.5.3 shall, to the extent possible, be equal to the net amount that would have been allocated to the Capital Account of each Member pursuant to the provisions of Sections 5.4 and 5.5 if the special allocations required by paragraphs (a), (b), (c), (d), (e) and (f) of this Section 6.5.3 had not occurred.

     (i) In accordance with Section 704 (c) of the Code and the applicable Regulations thereunder, income, gain, loss, deduction and tax depreciation with respect to any property contributed to capital of the Company, or with respect to any property which has a book basis different than its adjusted tax basis, shall, solely for Federal income tax purposes be allocated between the Members so as to take into account any variation between the adjusted tax basis of such property to the Company and the book basis of such property using the "traditional method with curative allocations" as described in Regulations Sections 1.704-3(b) and (c). All items of Company income, gain, loss, deduction and any other allocation otherwise provided for shall be divided between the Members in the same priority in proportion as they share gain, income, or loss, as the case may be for such year.

     (j) The Members agree that liabilities for purposes of Code Section 752 shall be allocated among the Members in proportion to the Members' Sharing Capital Ratios.

     Section 6.6 Tax Returns and Audits. The Administrative Member shall prepare or cause to be prepared and timely file (after giving effect to all extension periods) all Federal, state and local income and other tax returns and reports as may be required as a result of the business of the Company. Not less than fifteen (15) business days prior to the date (as extended) on which the Company intends to file its Federal income tax return or any state income tax return, the return proposed to be filed by the Administrative Member shall be furnished to Prime for its review and written approval. In addition, not more than ten
(10) days after the date on which the Company actually files its Federal income tax return or any state income tax return, a copy of the return so filed by the Administrative Member shall be furnished to the Members. The Members agree that an election under Code Section 754 shall be filed with the first Federal income tax return of the Company. The Administrative Member is hereby designated the tax matters partner under Section 6231 of the Code. The Administrative Member shall promptly notify the Members if any tax return or report of the Company is audited or if any adjustments are proposed by any governmental body. In addition, the Administrative Member shall promptly furnish to the Members periodic reports, not less often than quarterly, concerning the status of any such proceeding and shall deliver to each of the Members copies of any and all correspondence, notices or other information received by the Administrative Member or the Company from any governmental body. Without the written consent of all of the Members, the tax matters partner, in its capacity as such, shall not
(a) extend the period to file any Federal, state or local income or other tax returns or reports, extend the statute of limitations, file a request for administrative adjustment, file suit concerning any tax refund or deficiency relating to any Company administrative adjustment or enter into any settlement agreement relating to any Company item of income, gain, loss, deduction or credit for any Company fiscal year of the Company, and/or (b) take any position in any Federal, state or local tax return or report that could adversely affect the status of the Protected REIT as a REIT or take a reporting position that would cause any of the income of the Company to not be treated as qualifying income under Code Section 856(c).

     Section 6.7 Other Reports. The Administrative Member shall prepare and file, or cause to be prepared and filed, all reports prescribed by any other commission or governmental agency having jurisdiction over the business or properties of the Company or required by the Loan Documents, the costs of which shall be paid by the Company.

     Section 6.8 Bank Accounts; Investments.

     (a) The Administrative Member shall cause the Company to open and maintain bank accounts, money market accounts and other accounts at banks and financial institutions selected by the Administrative Member, acting reasonably (the "Company Accounts"). All funds of every kind and nature received by the Company, including Capital Contributions, loan proceeds and operating receipts, shall be deposited in the Company Accounts. The Administrative Member shall give the Members written notification of the banks at which the Company Accounts are maintained. Signatories for the Company Accounts shall be authorized from time to time in writing by the Administrative Member acting reasonably and shall include, with respect to the operating account of the Company, the Property Manager. The Administrative Member shall make payments from the Company Accounts in accordance with the Loan Documents and will fund the operating account of the Company for use by the Manager pursuant to the Management and Leasing Agreement from amounts available in the Company Accounts. The amounts to be funded to the operating account from funds available in the Company Accounts for use by the Property Manager include all amounts required to be paid in accordance with the Annual Plans, the Property Management and Leasing Agreement and such other agreements to which the Company is a party. The Administrative Member also will make distributions pursuant to the terms and conditions of this Agreement. The Administrative Member agrees that such distributions include the distribution to the Members of all of the Company's Distributable Cash, which distributions shall be made in accordance with the terms and conditions of Article V of this Agreement.

     (b) The Company may make such investments as are approved by UST and Prime so long as such investments are not prohibited by any Member's organizational documents; provided, however, that such investments shall not preclude the timely distribution of Distributable Cash as set forth in Article V; and provided, further, that any investment of working capital shall not preclude the timely payment of Company obligations when and as due.

     Section 6.9 Insurance. The Administrative Member shall determine the type and levels of insurance coverage to be obtained and maintained by the Company to protect the Company's properties and businesses against loss and liability, which may be provided under blanket policies obtained by the Administrative Member or Prime, and which also may cover other properties in which the Administrative Member, Prime and/or their respective Affiliates and/or other related parties have interests.

     Section 6.10 Record Retention. The Administrative Member shall cause all records that are required under this Agreement or under any other agreement entered into pursuant to this Agreement to be retained by the Company for such period of time as required by Law, but in no event for less than seven years.

     Section 6.11 The Company Accountant. The Company shall retain Ernst & Young LLP as the regular accountant, tax accountant and auditor for the Company (the "Company Accountant"). Subject to Section 7.6(c), the fees and expenses of the Company Accountant shall be a Company expense. The Administrative Member may unilaterally terminate the engagement of Ernst & Young LLP as the Company Accountant at any time after the Effective Date upon thirty (30) days' prior written notice to Prime (which notice shall provide the specific reasons underlying the Administrative Member's decision) and such notice to Ernst & Young LLP as may be required by the terms and conditions of its engagement letter or agreement. Within such thirty (30) day period, the Members shall appoint a replacement for Ernst & Young LLP, which shall be one of the five largest (unless the Members otherwise mutually agree) nationally recognized accounting firms (exclusive of Ernst & Young LLP) in the United States. Such appointment shall be effective upon the expiration of the notice period for termination in the Ernst & Young LLP engagement letter or agreement, if any. Thereafter, the replacement Company Accountant so appointed shall serve as the Company Accountant until such time as the Members shall mutually agree to change such Company Accountant.

     Section 6.12 Delegation of Responsibility. The Administrative Member shall have the right to delegate the responsibility for the performance of its obligations under Sections 6.1, 6.2, 6.3, 6.4, 6.6, 6.7 and 6.9 to the Property Manager pursuant to and to the extent provided in the Property Management and Leasing Agreement.

                                  ARTICLE VII

                            MANAGEMENT OF THE COMPANY

     Section 7.1 Administrative Member. The Administrative Member initially means UST and thereafter any successor manager (who must also be a Member) as may be appointed by the unanimous vote of the Members. Subject to the express limitations set forth in this Agreement and the Property Management and Leasing Agreement, the Administrative Member shall have (a) the full, complete and exclusive authority and discretion to manage the operations and affairs of the Company and to make all decisions regarding the business of the Company, (b) all the rights and powers of a Administrative Member under the Act, and (c) all authority, rights and powers in the management of the Company business to do any and all acts and things necessary, proper, appropriate, advisable, incidental or convenient to effectuate the purposes of this Agreement. Any action taken by the Administrative Member on behalf of the Company, other than a Major Decision as provided in Section 7.3, which shall require the written approval of both Members (except expressly provided in Section 7.3), shall constitute the act of and shall serve to bind the Company. In dealing with the Administrative Member acting on behalf of the Company, no Person shall be required to inquire into the authority of the Administrative Member to bind the Company, and such Persons dealing with the Company shall be entitled to rely conclusively on the power and authority of the Administrative Member.

     Section 7.2 Duties of Administrative Member; Agents.


     (a) The Administrative Member shall cause the affairs of the Company to be conducted in an efficient and businesslike manner and, to the extent within the Administrative Member's reasonable control, in compliance in all material respects with the City Agreement. The Administrative Member shall perform its duties as a Administrative Member in good faith, in a manner it reasonably believes to be in or not opposed to the best interests of the Company and with the care that an ordinary prudent person in a similar position would use under similar circumstances. The Administrative Member may, by written instrument and at the expense of the Company, delegate all or any of its powers, rights and obligations hereunder and may appoint, employ, contract or otherwise deal with any Person for the transaction of business of the Company, which Person may, under the supervision and/or direction of the Administrative Member, perform any acts or services for the Company as the Administrative Member may approve.

     (b) Each year the Administrative Member shall cause the Property Manager pursuant to the Property Management and Leasing Agreement to prepare an Annual Operating Budget, Annual Leasing Plan and Annual Capital Plan ("Annual Plans") for approval by the Members, which approval shall not be unnecessarily conditioned or delayed. A Member shall be deemed to have approved such Annual Plans unless such Member shall have stated its reasonably specific and detailed objections to same within 30 days after receipt of such Annual Plans. If the Annual Plans for any fiscal year are not approved prior to the commencement of such fiscal year, the appropriate provisions of the prior versions of such Annual Plans shall remain in effect with the dollar amounts increased by the Consumer Price Index ("CPI") for the most recently completed calendar year until the new Annual Plans are approved. The CPI shall be the CPI-U index published by the U.S. Bureau of Labor Statistics (All Urban Consumers, All Items, All Areas, 1984-86 = 100) or any successor index. The initial Annual Plans are attached hereto as Exhibit B.

     Section 7.3 Major Decisions. The Administrative Member shall not have the authority to take any of the following actions on behalf of the Company without the prior written approval of all Members without regard to the relevant size of their Membership Interests:

     (i)  obligate  the  Company  as  maker,  guarantor,   endorser,  surety  or
accommodation party except as provided in the Loan Documents;

     (ii) except as provided in the Annual Plans, cause the Company to incur or refinance any indebtedness;

     (iii) assign, transfer, pledge, compromise or release any claims of or debts in amounts in excess of $200,000 due the Company in the aggregate in any fiscal year, except on payment in full;

     (iv) enter into any contract or agreement between the Company and any Affiliate of the Administrative Member which is not on terms at least as favorable to the Company as an arms-length transaction;

     (v) except as provided in Article IX, admit any Person as a Member to the Company;

     (vi) allow the Company to enter into any new lease or to modify or terminate any existing lease;

     (vii) initiate any renovation, alteration or redevelopment of the Property or any capital expenditures in excess of $200,000 in the aggregate in any fiscal year, except as included in the Annual Capital Plan then in effect or to address a need of the Company in an emergency or to make tenant improvements pursuant to an approved lease or to provide funds to pay for tenant improvements in the amounts set forth in an approved lease;

     (viii) enter into any property management or leasing agreement (except commission agreements with an unrelated third party brokers in connection with leasing in the ordinary course of business and the Property Management and Leasing Agreement), or amend or modify in any material respect the Property Management and Leasing Agreement or any other agreement which requires approval under this clause;

     (ix) list the Property or any portion thereof for sale;

     (x) file for bankruptcy;

     (xi) sell or otherwise transfer or convey the Property;

     (xii) with respect to the Annual Operating Budget, make expenditures in excess of any line item in the Annual Operating Budget to the extent such increased expenditures (a) exceed the amount of the applicable line item by more than five percent (5%) of such line item; or (b) exceed the total aggregate amount of all line items in the Annual Operating Budget by more than one percent (1%); and provided that Administrative Member also may authorize any expenditure necessary to preserve life or the Property in an emergency or where prompt action is required (provided that Administrative Member shall notify the other Member of such expenditure as soon as practical thereafter), whether or not such expenditures exceed the limitations set forth above;

     (xiii) make or change any election under the Code, except as otherwise provided in this Agreement;

     (xiv) issue any press release on behalf of the Company or the Property other than new leasing announcements or as may be required by applicable law; or

     (xv) enter into any other joint venture, partnership or other joint enterprise;

     (xvi) terminate the Property Management and Leasing Agreement, except as expressly permitted therein; or

     (xvii) any change in the fiscal year of the Company.

     Section 7.4 Non-Delegation. Each Member shall indemnify and hold harmless the other Member and the Company against any and all claims that may be asserted against the other Member or the Company arising out of or relating to unauthorized actions that such Member or any Affiliate of such Member has purported to take on behalf of the other Member or the Company, or both. Except as expressly set forth in this Agreement or specifically approved by the Members, neither any Member nor the Administrative Member shall have the unilateral authority to act for or to bind the Company.

     Section 7.5 Prime Assumed Obligations. Pursuant to Section 10.3 of the Contribution Agreement, Prime agreed to pay various pre-closing obligations of the Company, and pursuant to Section 12.4 of the Contribution Agreement, Prime has agreed to deposit certain funds into the Existing Tenant Improvements and Citadel Cash Flow Escrow (as defined in the Contribution Agreement) for the purpose of securing certain obligations of the Company that Prime has assumed in connection with the Contribution Agreement (collectively, the "Prime Assumed Obligations"). Notwithstanding anything to the contrary in this Agreement (including without limitation, Article VI of this Agreement, the Company shall take all actions requested by Prime (in Prime's sole discretion and at Prime's sole cost and expense) in connection with Prime's satisfaction of the Prime Assumed Obligations including, without limitation: (a) releasing or directing the escrowee to release any funds deposited pursuant to the Existing Tenant Improvements and Citadel Cash Escrow Agreement for the purposes set forth therein; (b) taking any actions with respect to the Bank One Rights, including any settlement or litigation or arbitration with respect thereto; (c) taking any actions with respect to Section 43 of the Citadel Lease (as defined in the Contribution Agreement) including any subleases of space leased by Citadel (as defined in the Contribution Agreement) at the building located at One North Wacker Drive, Chicago, Illinois; (d) taking any actions with respect to the general contractor and subcontractors who constructed the Property, including any settlements or litigation or arbitration with respect thereto; (e) settlement of any obligations for which Prime assumed responsibility under
Section 10.3 of the Contribution Agreement; (f) taking any actions with respect to remaining landlord obligations under the Existing Leases (as defined in the Contribution Agreement) for payment of tenant improvement construction allowances and brokerage commissions including any settlements or litigation or arbitration; and (g) taking any actions with respect to enforcing the landlord's rights under Existing Leases which accrue prior to the closing under the Contribution Agreement and, in addition, enforcement of Bank One's obligations under the Bank One Lease to pay its proportionate share of real estate taxes due and payable in 2003 and/or Citadel's obligations under the Citadel Lease to pay its proportionate share of real estate taxes due and payable in 2003.

     Section 7.6 REIT Compliance.

     (a) The Protected REIT is a REIT and is subject to the provisions of Sections 856 through and including 860 of the Code. So long as the Protected REIT owns, directly or indirectly, any Membership Interest in the Company, then, notwithstanding any other provision of this Agreement other than Section 7.6(b):

          (i) any services described on Exhibit C attached hereto that would otherwise cause any rents from a lease to be excluded from treatment as rents from real property pursuant to Section 856(d)(2)(c)of the Code shall be provided by either (1) an independent contractor (as described in Section 856(d)(3) of the Code) with respect to the Protected REIT and from whom neither the Company nor the Protected REIT derives or receives any income or (2) a taxable REIT subsidiary of the Protected REIT as described in Section 856(c) of the Code;

          (ii) the Company shall not furnish or render services to tenants or other persons, and shall not manage or operate the Property, other than through the Property Manager or its replacement;

          (iii) except for a taxable REIT subsidiary of the Protected REIT, the Company shall not own, directly or indirectly or by attribution (in accordance with attribution rules referred to in Section 856(d)(5) of the
     Code), in the aggregate more than 10% of the total value of all classes of stock or more than 10% of the total voting power (or, with respect to any such person which is not a corporation, an interest of 10% or more in the assets or net profits of such person) of a lessee or sublessee of all or any part of the Property or of any other assets of the Company except in each case with the specific written approval of Prime;

          (iv) except for securities of a taxable REIT subsidiary of the Protected REIT, the Company shall not own or acquire, directly or indirectly or by attribution, securities representing more than 10% of the total value or the total voting power of the outstanding securities of any issuer or own any other asset (including a security) which would cause the Protected REIT to fail the asset test of Section 856(c)(4)(B) of the Code;

          (v) leases may contain a percentage rent clause based upon gross receipts of the tenant, however, the leases or subleases of all or any part of the Property shall not provide for rents based in whole or in part on the income or profits (within the meaning of Code Section 856(d)(2)(A)) derived by any tenant or subtenant from all or any part of the Property;

          (vi) rents under a lease or sublease of all or any part of the Property attributable to personal property leased or subleased under or in connection with such lease or sublease shall not exceed 15% of the total rents payable under or in connection with such lease or sublease for each taxable year;

          (vii) except as approved by Prime, permit the Company to sell, convey, transfer or dispose of any property described in Code Section 1221(a)(1), which is not foreclosure property;

     (b) Notwithstanding anything to the contrary in Section 7.6(a) hereof, during the period that the Property Manager is affiliated with the Protected
REIT:

          (i) Property Manager at the discretion of Prime, need not be an independent contractor (as described in Section 856(d)(3) of the Code) with respect to the Protected REIT; and

          (ii) Rents from the Property attributable to the lease of space to the Property Manager at the discretion of Prime need not be rents from real property within the meaning of Section 856(d) of the Code with respect to the Protected REIT.

     (c) At any time during which Prime is not the Administrative Member of the Company, Prime may, from time to time but no more frequently than quarterly, make inquiry of counsel of its choice to determine whether any material changes in the provisions of Section 856 through and including Section 860 of the Code have occurred requiring changes to Section 7.6(a) and Section 7.6(b) of this Agreement. The Administrative Member, at the request of Prime and no more frequently than quarterly, shall forward to the Property Manager questionnaires prepared by Prime and reasonably acceptable to the Administrative Member that are relevant to the determination of whether any income generated by the Property would violate the terms of Section 7.6(a) of this Agreement. The Administrative Member shall use its commercially reasonable efforts to insure that such questionnaires are completed and returned to Prime within thirty (30) calendar days after such questionnaires are received by the Administrative Member. Prime may, from time to time, notify the Administrative Member, in reasonable detail, as to any material changes in the provisions or interpretations of Section 856 through and including Section 860 of the Code that have occurred requiring changes to Section 7.6(a) and Section 7.6(b) of this Agreement and what changes Prime reasonably believes are necessary to be made to Section 7.6(a) and Section 7.6(b) of this Agreement as a result of such material changes. Upon receipt of notice from Prime or counsel designated by Prime as to the changes required to be made to Section 7.6(a) and Section 7.6(b) of this Agreement, Section 7.6(a) and Section 7.6(b) of this Agreement shall be amended by the Members to incorporate such changes. Prime shall pay all reasonable third party out of pocket costs and expenses incurred by the Company in connection with actions taken by the Company to comply with this Section 7.6(c), which would not otherwise be incurred by the Company in connection with the regular preparation of reports, accounting information, tax information or Company audits.


                                  ARTICLE VIII

                                 OTHER BUSINESS

     Section 8.1 Conflicts of Interest. Except as may be expressly provided in this Agreement, nothing herein shall limit or restrict the ability of any Member to engage in any business activity, whether or not directly or indirectly competitive with the business of the Company, or whether or not such activity may be an opportunity of a nature that the Company would undertake.

     Section 8.2 German Interests. Prime acknowledges that UST may syndicate in Germany ownership interests in UST, but not any Membership Interests (the "Syndication"). UST hereby agrees to indemnify, defend and hold harmless Prime and the Company from and against any and all claims, liabilities, damages, expenses (including reasonable attorneys' fees) and losses which either or both of Prime or any of its Affiliates or related parties or the Company may incur by reason of or related to the Syndication.

                                   ARTICLE IX

                                 TRANSFERABILITY

     Section 9.1 General. Except as otherwise provided in this Agreement, no Member (in this context, a "Transferor") may sell, assign, exchange or pledge (collectively "sell" or "sale"), whether directly or indirectly, all or any part of its Membership Interest to a transferee (a "Transferee") without the prior written consent of the other Member which may be withheld in its sole discretion. For purposes of this Agreement, a sale or transfer shall be deemed to occur with respect to UST if, at any time during the term of this Agreement,
(a) Estein Management Corporation is not the manager of WELP and/or WELP is not the general partner of UST, or (b) a controlling interest in either of such entities shall be sold, exchanged or otherwise transferred.

     Section 9.2 Notwithstanding the foregoing, no consent shall be required if the Transferee is an Affiliate of the Transferor. Transferor shall not be released from its obligations in the event of such sale. Each Member hereby acknowledges the reasonableness of the restrictions on sale of such interests imposed by this Agreement (including this Article IX) in view of the Company's purposes and the relationship of the members. Accordingly, the restrictions on sale contained herein shall be specifically enforceable. In addition to and not in limitation of the foregoing, no Member may pledge or otherwise encumber its Membership Interest as security for repayment of a liability (except in connection with the Loan Documents), without the prior written consent of the other Member, which may be withheld in its sole discretion. Any such pledge or hypothecation consented to by the other Member shall be made pursuant to a pledge or hypothecation agreement that requires the pledgee or secured party to be bound by all the terms and conditions of this Article IX. The restrictions on transfer contained in this Article IX are intended to comply (and shall be interpreted consistently) with the restrictions on transfer set forth in the ss.18-702 of the Act.

     Section 9.3 Permitted Transfers. Notwithstanding anything to the contrary in this Article IX, Prime may, without the consent of any Member or the Company, transfer or sell its Membership Interests in connection with any merger, consolidation, reorganization, sale, liquidation or other similar transaction with respect to Prime, any of its partners, Affiliates or related parties.

     Section 9.4 Transferee Not Member in Absence of Consent. Without limiting the requirements of Section 9.1 above, a Transferor may only sell its Membership Interest to a Transferee which is not a Member immediately prior to the sale upon: (i) except in connection with a transfer or sale pursuant to Section 9.3, the reasonable determination of legal counsel to the Company that the sale is exempt from the registration requirements of the Securities Act of 1933 and applicable state securities laws and does not jeopardize any exemption from such laws on which the Company had previously relied in selling Membership Interests;
(ii) the reasonable determination of legal counsel to the Administrative Member that the sale will not adversely affect the status of the Company for tax purposes or the status of the Company as a limited liability company under applicable laws; (iii) the reasonable determination of counsel to the Administrative Member that the sale will not cause a violation of any applicable law or regulation binding upon it; (iv) the Transferee's written agreement to be bound by the terms of this Agreement including, without limitation, the Prime Purchase Option and the UST Purchase Option; and (v) the Transferor's or the
Transferee's agreement to pay all reasonable expenses of the Company in connection with the transfer. Any attempted or purported sale in contravention of the terms of this Agreement shall be voidable at the option of the Company upon the vote of only the non-transferring member. No transfer of a Member's
Membership Interests shall be effective unless and until written notice (including the name and address of the proposed transferee or donee and the date of such transfer) has been provided to the Company and the non-transferring Member.

                                   ARTICLE X

                           DISSOLUTION AND TERMINATION

     Section 10.1 Dissolution. The Company shall continue until dissolved by any of the following events:

          (a) the unanimous written consent of the Members; or

          (b) any other event causing dissolution of a limited liability company under the Act.

     Section 10.2 Termination. After an event occurs that requires a winding up as described in this Article X, the Company will continue in existence until the winding up and liquidation of its business as described in this Article X is completed. When the winding up is completed, the Company will terminate.

     Section 10.3 Activities During Wind Up. After the date as of which winding up is required, the Company shall not enter into any contract or undertake any business not then subject to contract or which is not related to the winding up of the Company. Upon winding up, a proper accounting shall be made of the Company's assets, liabilities, and operations from the date of the last previous accounting to the date as of which winding up is required. The Profits and Losses realized subsequent to the date as of which winding up is required shall be allocated in accordance with Article V and proper adjustments made to the Capital Account of each Member. Profits and Losses realized on the sale of any Company asset in the process of winding up shall be allocated as provided in
Article V. Assets not sold will be valued at their fair market value and gain or loss allocated as provided in Article V as if they had been sold at their fair market value. Except as and in the manner provided with respect to the UST Required Additional Invested Capital, no Member shall have any obligation to restore any deficit in such Member's Capital Account, and such deficit shall not be considered a debt owed to the Company or to any other person.

     Section 10.4 Liquidation. As soon as the actions contemplated by preceding sections of this Article have been completed, the cash and other assets of the Company shall be applied or distributed in the following order of priorities:

     10.4.1 In payment of all liabilities of the Company to creditors other than the Members. If any liability is contingent, or uncertain in amount, a reserve equal to the maximum amount to which the Company could reasonably be held liable will be established. Upon the satisfaction or other discharge of such contingency, the amount of the reserve not needed, if any, will be distributed in accordance with the balance of this Section;

     10.4.2 To the Members in payment of any amounts outstanding to any of the Members in payment of any loans made by the Members to the Company; and

     10.4.3 To the Members, in accordance with Section 5.3 of this Agreement.

                                   ARTICLE XI

                                PURCHASE OPTIONS

     Section 11.1 Prime Purchase Option. Prime is hereby granted the option to purchase all of the Membership Interests of UST subject to and on the terms and conditions set forth in this Section 11.1 (the "Prime Purchase Option").

     11.1.1 Prime shall have the right to exercise the Prime Purchase Option at any time on or between the 180th day and the 150th day (the "Prime Option Period") prior to the maturity of the Loan made to the Company pursuant to the terms of the Loan Documents. Prime shall exercise the Prime Option, if at all, by providing written notice to UST at any time during the Prime Option Period.

     11.1.2 The purchase price for the UST Membership Interests shall be equal to the greater of (a) the value of the UST Membership Interests in the Company, determined based upon a deemed sale of the Property (and as if the proceeds of such sale were distributed pursuant to Section 5.3) at a value calculated using the Pro Forma Net Operating Income of the Company for the twelve (12) month period commencing on the date that is one (1) month prior to the maturity date of the Loan, divided by a capitalization rate of eight and one-half percent (8.5%), less the actual amount of all unpaid tenant improvement allowances and rental allowances for any Current Lease (with no double counting), to the extent such amounts have not been placed in escrow by the Company in connection with any such Current Lease, or (b) the UST Invested Capital Threshold.

     11.1.3 If Prime exercises the Prime Purchase Option, it will deposit with Near North National Title Insurance Corporation earnest money in the amount of $6,000,000. The earnest money shall be deposited within two (2) business days after the date Prime exercises the Prime Purchase Option. The earnest money shall be applied to the purchase price at the closing of the acquisition by Prime of the UST Membership Interests. The earnest money shall be non-refundable if the acquisition by Prime of the UST Membership Interests fails to close as a result of a default by Prime.

     11.1.4 The closing of the acquisition by Prime of the UST Membership Interests under this Section 11.1 will occur on the date that is ninety (90) days prior to the maturity date of the Loan made to the Company pursuant to the Loan Documents.

     11.1.5 The Prime  Purchase  Option and the  acquisition by Prime of the UST
Membership Interests also shall be subject to the applicable terms and conditions set forth in Section 11.3 below.

     Section 11.2 UST Purchase Option. If Prime does not timely exercise the Prime Purchase Option or if Prime exercises the Prime Purchase Option, but fails to close on the transaction contemplated thereby (except as a result of a default by UST thereunder) then UST shall have the option to purchase all of the Membership Interests of Prime subject to and on the terms and conditions set forth in this Section 11.2 (the "UST Purchase Option").

     11.2.1 UST shall have the right to exercise the UST Purchase Option as follows: (a) if Prime exercises the Prime Purchase Option but fails to close (except as a result of default by UST), then UST may exercise the UST Purchase Option by giving written notice to Prime of such exercise on or before the day that is seventy- five (75) days after the date on which the acquisition by Prime of the UST Membership Interests was scheduled to close under Section 11.1 above; or (b) if Prime does not timely exercise the Prime Purchase Option, then UST may exercise the UST Purchase Option by giving written notice to Prime of such exercise no later than ten (10) days after the ninetieth (90th) day prior to the maturity of the Loan made to the Company pursuant to the Loan Documents (either of such periods, the "UST Option Period").

     11.2.2 The purchase price for the Prime Membership Interests shall be equal to the value of the Prime Membership Interests in the Company, determined based upon a deemed sale of the Property (and as if the proceeds of such sale were distributed pursuant to Section 5.3) at a value calculated using the Pro Forma Net Operating Income of the Company for the twelve (12) month period commencing on the date that is one (1) month prior to the maturity date of the Loan, divided by a capitalization rate of eight and one-half percent (8.5%), less the actual amount of all unpaid tenant improvement allowances and rental allowances for any Current Lease (with no double counting), to the extent such amounts have not been placed in escrow by the Company in connection with any such Current Lease.

     11.2.3 If UST exercises the Prime Purchase Option, UST will deposit with Near North National Title Insurance Corporation earnest money in the amount of $2,000,000. The earnest money shall be deposited within two (2) business days after the date UST exercises the UST Purchase Option. The earnest money shall be applied to the purchase price at the closing of the acquisition by UST of the Prime Membership Interests. The earnest money shall be non-refundable if the acquisition by UST of the Prime Membership Interests fails to close as a result of a default by UST.

     11.2.4 The closing of the acquisition by UST of the Prime Membership Interests under this Section 11.2 will occur on the date that is (a) if Prime exercises the Prime Purchase Option but fails to close (except as a result of a default by UST), the closing of the acquisition of the Prime Membership interests shall be sixty (60) days after the date UST exercises the UST Purchase Option, but in no event later than the maturity date of the Loan made to the Company pursuant to the Loan Documents as the same may be extended by the holder of the Loan, which extension shall in no event be for a period of more than thirty (30) days; or (b) if Prime fails to timely exercise the Prime Purchase Option, the closing of the acquisition of the Prime Membership Interests shall be on or before the maturity date of the Loan made to the Company pursuant to the Loan Documents.

     11.2.5 The UST Purchase Option and the acquisition by UST of the Prime Membership Interests also shall be subject to the applicable terms and conditions set forth in Section 11.3 below.

     Section 11.3 General Conditions. In addition to the other conditions and requirements set forth in Sections 11.1 or 11.2 above, as applicable, the acquisition by Prime of the UST Membership Interests or the acquisition by UST of the Prime Membership Interests, as applicable, shall be subject to the following general conditions and requirements:

     11.3.1 Except as otherwise provided in this Section 11.3, the Member that acquires the Membership Interests in any transaction contemplated by this
Article XI shall pay all closing costs incurred in connection with such transaction including, without limitation, title insurance premiums, survey costs, transfer taxes and legal fees and costs incurred by the Company, as distinct from the Members. Each Member shall bear its own attorneys' fees and costs incurred in any such transaction.

     11.3.2 In connection with any transaction contemplated by this Article XI, then, notwithstanding anything contained in this Agreement to the contrary, the acquiring Member shall, as a condition to closing, cause the transferring Member and any of its Affiliates having recourse liability (whether arising out of guaranties, indemnities, letters of credit or otherwise) with respect to any Loan outstanding at the time of the closing to be released therefrom with respect to all obligations and liabilities arising after the closing date; provided, however, that if the acquiring Member is not able to obtain a release with respect to some or all of such recourse obligations, then the acquiring Member and the Company shall execute and deliver to the transferring Member an indemnity agreement in form and substance reasonably acceptable to the transferring Member pursuant to which the acquiring Member and the Company will, jointly and severally, indemnify, defend and hold harmless the transferring Member from any and all losses, costs, damages, claims, liabilities and obligations (including, without limitation, reasonable legal fees and expenses) incurred or asserted against the transferring Member with respect to any such recourse liabilities and obligations that are not so released.

     11.3.3 The closing of any transaction contemplated by this Article XI shall be held at the principal place of business of the Company or at such other place as the parties may mutually agree.

     11.3.4 At the closing, (a) the transferring Member shall assign to the acquiring Member or its designee the transferring Member's Membership Interest in accordance with the instructions of the acquiring Member and shall execute and deliver to the acquiring Member all documents that may be reasonably required to give effect to the disposition and acquisition of such Membership Interests, in each case free and clear of all liens, claims and encumbrances (other than any liens and encumbrances with respect to the then existing Loan, if such Loan is not repaid at the time of the closing); and (b) the acquiring Member shall pay to the transferring Member in cash the consideration for the transferring Member's Membership Interests.

     11.3.5

     (a) The parties acknowledge that, pursuant to the terms and conditions of that certain Office Lease dated January 24, 2000 (as the same has been amended prior to the date hereof and as the same may hereafter be amended or modified, the "Bank One Lease") between the Company (as successor in interest to Prime/Beitler Development Company, L.L.C.) and Bank one, NA ("Bank One"), Bank One was granted certain rights and options in connection with the sale or refinancing of the Property (the rights and options granted to Bank One in Sections 39 and 41 of the Bank One Lease are herein referred to as the "Bank One Rights").

     (b) If any transaction contemplated by this Article XI is deemed to have triggered the right of first offer (the "Bank One First Offer Rights") in favor of Bank One (as contemplated by Section 39 of the Bank One Lease), then the Company and the Members shall comply with the terms and conditions of Sections 39 and 41 of the Bank One Lease in connection with any such transaction.

     (c) Pursuant to the terms and conditions of the Contribution Agreement, Prime has agreed to pay all Proceeds (as defined in the Bank One Lease) payable to Bank One in connection with any sale or refinancing of the Building. Prime agrees that, to the extent the Proceeds are not paid to Bank One prior to the date of this Agreement, Prime shall continue to be liable for the payment of the Proceeds and any other liability to Bank One under Section 41 of the Bank One Lease in accordance with the terms and conditions of the Bank One Lease and
Section 12.4 of the  Contribution  Agreement  and the  documents  referred to in
Section 12.4 of the Contribution Agreement.

     Section 11.4 Enforcement. The Members agree that the remedy at law for breach of the Members obligations in Sections 11.1, 11.2 and 11.3 (other that Section 11.3.5) is inadequate in view of (a) the complexities and uncertainties in measuring the actual damages to be sustained by reason of the failure of a member to comply with its obligations, and (b) the unique nature of the Company's business and the Member's relationships. Accordingly, each of such obligations shall be, and is hereby expressly made, enforceable by specific enforcement.

     Section 11.5 Continuation of Options. If neither Prime nor UST exercises its Purchase Option under this Agreement during the term of the Loan made pursuant to the Loan Documents in effect on the date hereof, then the parties' Purchase Options shall continue in effect in connection with the Loan obtained by the Company to refinance the Loan made pursuant to the Loan Documents, which shall be for a term of not less than five (5) years, if available (but not any other Loan made thereafter), with such replacement Loan being deemed to be the Loan referred to in this Article XI.


                                  ARTICLE XII

                                    NO WAIVER

        The failure of either Member to enforce any provision of this Agreement or right granted hereby shall not in any way be construed to be a waiver of such provision or right, nor in any way affect the validity of this Agreement or any part thereof, or limit, prevent, or impair the right of either Member subsequently to enforce such provisions or exercise such right in accordance with its terms.

                                  ARTICLE XIII

                              NO RIGHT TO PARTITION

        The Members expressly waive and release any right to have the Company's assets partitioned or sold for the period during which the Company shall remain in existence.

                                  ARTICLE XIV

                                     GENERAL

     Section 14.1 Entirety of Agreement. This Agreement, together with the Contribution Agreement, the Property Management and Leasing Agreement and any other agreements specifically referred to in this Agreement, reflects the whole and entire agreement among the Members with respect to the subject matter herein and supersedes all previous agreements and understandings among the Members, and may be amended, restated, or supplemented only by the written agreement of all Members.

     Section 14.2 Notices. Unless otherwise specifically provided in this Agreement, any written notice or other communication given pursuant to this Agreement shall be sufficiently delivered if delivered personally (including delivery by a nationally recognized express delivery service) or mailed by registered or certified mail:

     (a) to each of the Members at the address set forth below or at such other address as may be designated from time to time by a Member by written notice to the other Member and. to the Company:

                             If to Prime:

                             Prime Group Realty, L.P.
                             77 Wacker Drive, Suite 3900
                             Chicago, IL 60601
                             Attention:  Stephen J. Nardi

                             With a copy to:

                             Prime Group Realty, L.P.
                             77 Wacker Drive, Suite 3900
                             Chicago, IL 60601
                             Attention:  James F. Hoffman

                             With a copy to:

                             Jenner & Block
                             One IBM Plaza
                             Chicago, IL 60611
                             Attention:  Donald I. Resnick

                             If to UST:

                             Estein & Associates USA, Ltd.
                             5211 International Drive
                             Orlando, Florida  32819
                             Attention:  Lothar Estein

                             With a copy to:


                             Boose Casey Ciklin Lubitz Martens
                               McBane & O'Connell
                             515 North Flagler Drive, 18th Floor
                             West Palm Beach, Florida  33401
                             Attention:  Dean Vegosen

     (b) to the Company at the principal office of the Company or such other address as may be designated from time to time by written notice to each of the Members.

        A notice (i) sent via hand delivery shall be deemed delivered upon receipt or refusal of delivery, (ii) sent via a nationally recognized overnight courier shall be deemed delivered one business day after deposit with such courier, or (iii) sent via registered or certified mail shall be deemed delivered three business days after deposit with the United States Postal Service.

        Any Member may request that copies of notices be given to an Affiliate of the Member at the address designated by such Member by written notice to the other Member and to the Company; provided, however, that any failure to give such notice shall not affect the validity of any notice given to the Member or to the Company in accordance with this Section 14.2. Each of the Members agrees to give such designated notice to any designated Affiliate.

     Section 14.3 Further Assurances. Each Member agrees to execute and deliver all such other and additional instruments and documents and to do such other acts and things as may be reasonably necessary more fully to effectuate the Company and carry on the Company business in accordance with this Agreement.

     Section 14.4 Applicable Law and Choice of Forum. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, except that any conflict of laws rule of such jurisdiction which would require reference to the laws of some other jurisdiction shall be disregarded.

     Section 14.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

     Section 14.6 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     Section 14.7 Waiver. No waiver or default by either Member in the performance of any provision, condition, or requirement herein shall be deemed to be a waiver of, or in any manner release the other Member from, performance of any other provision, condition, or requirement herein, nor shall such waiver be deemed to be a waiver of, or in any manner a release of, the other Member from future performance of the same provision, condition, or requirement. Any delay or omission of either Member to exercise any right hereunder shall not impair the exercise of any such right, or any similar right, accruing to it thereafter. The failure of either member to perform its obligations hereunder shall not release the other Member from the performance of such obligation.

     Section 14.8 Public Announcements. No party to this Agreement shall issue any press release, public disclosure or public announcement of any kind concerning this Agreement or the leasing activities or other transactions entered into or negotiated by or contemplated by or on behalf of the Company during the term of this Agreement without prior consultation with and approval of the other party, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, (a) UST or its Affiliates may conduct press interviews, issue press releases and make public announcements regarding such matters in Germany only; provided that neither UST nor its Affiliates discloses any material non-public information that has not been previously publicly disclosed by the Company in the United States, and (b) Prime and/or the Protected REIT may make any public statement or filing which either of them reasonably believes to be required or desirable under applicable securities laws or in connection with any securities offering or registration by Prime and/or the Protected REIT, or customarily disclosed by Prime or the Protected REIT in its or their periodic public filings, or as may be requested or required by the New York Stock Exchange or other securities market.

     Section 14.9 Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa.

     Section 14.10 Force Majeure. If either Member is rendered unable, wholly or in part, by force majeure to carry out its obligations under this Agreement, other than the obligation to make money payments, the obligations of such Member, so far as they are affected by such force majeure, shall be suspended during the continuance of such force majeure. The term "force majeure," as used herein, shall mean an act of God, strike, lockout, or other industrial disturbance, act of public enemy, war, blockade, public riot, lightning, fire, storm, flood, explosion, governmental restraint, unavailability of equipment or supplies, and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of such Member. The requirement that any force majeure shall not be reasonably within the control of such Member shall not require settlement of strikes, lockouts, or other labor difficulty by such Member, contrary to its wishes; and all such difficulties shall be handled entirely at the discretion of such Member.

     Section 14.11 Section Numbers. Unless otherwise indicated, references to Section numbers are to Sections of this Agreement.

     Section 14.12 Notice of Litigation. Either Member that becomes aware of any litigation pending against the Company (other than personal injury litigation and similar types of litigation instituted against the Company and tendered to the Company's insurance carrier for resolution) shall give timely notice of such to the Company and the other Member. Additionally, any Member against which any litigation is filed in its capacity as a Member shall give the other Member and the Company timely notice of such litigation.

     Section 14.13 Severability. Any provision of this Agreement prohibited by applicable law shall be invalid to the extent of such prohibition and severed from this Agreement unless it is determined by the Members by unanimous vote that such prohibition invalidates the purpose or intent of this Agreement, in which case the Company shall be dissolved and its business and affairs wound up, liquidated, and terminated.

     Section 14.14 No Drafting Presumption. No presumption shall operate in favor of or against any Party hereto as a result of any responsibility that any Party may have had for drafting this Agreement.

     Section 14.15 Third-Party Beneficiaries. The representations, warranties, covenants, and obligations of the Parties hereto are made for the express benefit of the Parties hereto, and Persons that are not express signatories hereto are not intended to have, nor shall have, the benefit of, or any right to seek enforcement or recovery under, any of such covenants or obligations.

     Section 14.16 Remedies. Except as otherwise expressly provided in this Agreement, all rights and remedies under this Agreement are cumulative and in addition to other rights or remedies under this Agreement or any applicable law.

     Section 14.17 Designation of Forum and Consent to Jurisdiction. The parties hereto (a) designate the United States District Court for the Northern District of Illinois as the forum where all matters pertaining to this Agreement may be adjudicated, and (b) by the foregoing designation, consent to the exclusive jurisdiction and venue of such court for the purpose of adjudicating all matters pertaining to this Agreement.

     Section 14.18 Waiver of Jury Trial. As a specifically bargained inducement for each other party to enter into this Agreement, each of the parties hereto waives any right it may have to have a jury participate in resolving any dispute arising out of or related to this Agreement, the Contribution Agreement and the Property Management and Leasing Agreement. Instead, any such disputes resolved in court shall be resolved in a bench trial without a jury.

     Section 14.19 Binding Agreement. This Agreement shall be binding upon all parties hereto, their successors and assigns, and shall inure to the benefit of the parties hereto, their successors and assigns.

     Section 14.20 Exculpation.

     (a) UST. This Agreement is executed by certain general partners of UST, not individually, but solely on behalf of, and as the authorized nominee and agent for UST, and in consideration for entering into this Agreement, Prime hereby waives any rights to bring a cause of action against the individuals executing this Agreement on behalf of UST (except for any cause of action based upon lack of authority or fraud), and all persons dealing with UST must look solely to UST's assets for the enforcement of any claim against UST, and the obligations hereunder are not binding upon, nor shall resort be had to the private property of any of the trustees, officers, directors, employees or agents of UST.

     (b) Prime. This Agreement is executed by certain individuals, not individually, but solely on behalf of, and as the authorized representative for Prime and its general partners. UST hereby waives any rights to bring a cause of action against the individuals executing this Agreement on behalf of Prime (except for any cause of action based upon lack of authority or fraud), and all persons dealing with Prime must look solely to the assets of Prime and its general partner and such general partner's general partner for the enforcement of any claim against Prime, and the obligations hereunder are not binding upon, nor shall resort be had to the private property of any of the trustees, officers, directors, employees or agents of (i) Prime or (ii) the general partner of Prime or such general partner's general partners.

     Section 14.21 Performance/Holidays. Whenever under the terms of this Agreement the time for performance falls upon a Saturday, Sunday or legal holiday, such time for performance shall be extended to the next business day.

     Section 14.22 Prime TIF Advance. Notwithstanding anything to the contrary contained in this Agreement, the Members hereby agree as follows:

     (a) In the event the City of Chicago (the "City") determines that the Company has failed to comply with Section 10.02 of the City Agreement and requires a cash payment to be made to the City under said Section 10.02 (as opposed to offsetting payments to be made by the City under the City Note, as defined in the City Agreement), Prime shall promptly loan the Company the funds required to be paid to the City (the funds loaned by Prime to the Company shall be hereinafter referred to as the "Prime TIF Advance"). In no event shall the Prime TIF Advance exceed the principal amount of $587,771, and any payments required by the City pursuant to Section 10.02 of the City Agreement in excess of such amount shall be made by Prime directly to the City. Upon receipt of the funds made pursuant to the Prime TIF Advance, the Company shall pay the City said funds in order to satisfy its obligation under Section 10.02 of the City Agreement.

     (b) The Prime TIF Advance shall be repaid solely out of the payments received by the Company pursuant to the City Note, whereby all such amounts received by the Company shall first be applied to the full repayment of the Prime TIF Advance, plus interest on such amount at the rate of ten percent (10%) per annum. The Prime TIF Advance shall be subordinate to all third party indebtedness of the Company, including without limitation, the first mortgage loan made by Landesbank Hessen-Thuringen Girozentrale. In addition, the Prime TIF Advance shall be subordinate to the UST Priority Return, for the period in which any amounts under the City Note are paid, except Prime shall in all events be entitled to all remaining disbursements under the City Note (up to the amount of the Prime TIF Advance less any amount by which the original principal amount of the City Note was less than $9,412,229, plus accrued interest on such amount) when the remaining amounts to be paid under the City Note equal the amount of the Prime TIF Advance plus accrued interest, so that the City Note is not fully paid by the City without Prime being repaid the Prime TIF Advance plus accrued interest.



               IN WITNESS WHEREOF, the Members have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                     PRIME:

                                     PRIME GROUP REALTY, L.P.

                                     By:    Prime Group Realty Trust, a Maryland
                                            real estate investment trust,
                                            its managing partner

                                     By:    /s/ Jeffrey A. Patterson
                                            ------------------------
                                     Its:   Co-President




                                      UST:

                                      UST XI DEARBORN, LTD.

                                      By:    WELP Chicago, L.C., a Florida
                                             limited liability company,
                                             its general partner

                                      By:    Estein Management Corporation,
                                             a Florida corporation,
                                             its manager

                                      By:    /s/ Lothar Estein
                                             -----------------
                                            Lothar Estein, President

                                    Exhibit A

                                 LOAN DOCUMENTS

                             [INTENTIONALLY OMITTED]

                                    Exhibit B

                                  ANNUAL PLANS

                             [INTENTIONALLY OMITTED]

                                    Exhibit C

                               RESTRICTED SERVICES


o Services provided in parking garage (i.e. car wash, valet and car maintenance)
o       Concierge services
o       Ticket services
o       Accounting of bookkeeping for tenant
o       Centralized office services
o       Office suites for temporary occupancy
o       Safety and security in tenant space
o       Design of specialized security systems for tenant space
o       Escort security
o       Advertising on temporary structures
o       Key replacement
o       Lockout type services
o       Lock changing
o       Cleaning and maintenance in tenant space
o       Painting in tenant space
o       Light bulb replacement in tenant space
o       Construction in tenant space
o       Interior design or decorating
o       Exercise facility (may rent space from building only)
o       Instructors/Trainers in exercise facility
o       Repairing personal property of tenant
o       Day care of child-care services
o       Tailoring communications for unique use of tenant
o Any other services that are rendered to the tenant, primarily for the convenience of the tenant, and not customarily rendered in connection with the lease of space for occupancy only.